Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE:	CONTACT:
Terence R. Montgomery
610-619-3040
terry.montgomery@infrasourceinc.com

Laura Martin
212-889-4350
laura.martin@taylor-rafferty.com

INFRASOURCE SERVICES, INC. REPORTS FIRST QUARTER 2004 RESULTS

ASTON, PA – June 2, 2004 – InfraSource Services, Inc. (NYSE:IFS), one of the largest specialty contractors servicing utility transmission and distribution infrastructure in the United States, today announced its financial results for the quarter ended March 31, 2004.  InfraSource completed its initial public offering on May 12, 2004.

Revenues for the first quarter 2004 increased $38.0 million, or 34%, to $148.6 million, compared to $110.6 million for the same quarter in 2003.  This increase was primarily due to additional aerial electric transmission work including the acquisition of Maslonka & Associates, Inc. on January 27, 2004 and the effect of ten additional days in the first quarter of 2004 due to a change in our accounting period, offset by declines in independent power producer, underground transmission and telecommunications work.

EBITDA from continuing operations for the first quarter 2004 increased $7.5 million, or 97%, to $15.3 million, compared to $7.8 million for the first quarter 2003.  EBITDA from continuing operations for the first quarter 2004 included $1.7 million of expenses relating to our initial public offering and for the first quarter 2003 included $0.1 million of merger-related expenses associated with the acquisition of InfraSource Incorporated on September 24, 2003.  A reconciliation of GAAP net income to EBITDA from continuing operations is included in the table that follows this press release.

GAAP net income for the first quarter 2004 was $1.1 million, or $0.04 per share, versus $0.3 million, or $0.01 per share, for the first quarter last year.  GAAP net income for the first quarter 2004 included $2.7 million (after-tax) of amortization of intangible assets resulting from purchase accounting and $1.0 million (after-tax) of IPO-related expenses.  GAAP net income for the first quarter 2003 included $0.7 million (after-tax) of loss from discontinued operations.   Excluding the aforementioned items, net income would have been $4.8 million for the first quarter 2004 versus $1.0 million for the first quarter a year ago, despite $2.0 million (after-tax) of additional interest expense related to debt incurred in connection with the purchase of InfraSource Incorporated.

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In connection with our IPO, we changed our quarter end to the last calendar day of the quarter.  We do not believe the impact of this change would have had a material effect on net income for the first quarter 2003.

In May 2004, InfraSource completed its IPO, raising $103.3 million in net proceeds, and amended its credit agreement to reduce the interest rates on its term loan and revolving credit facilities by 150 to 175 basis points and to allow for an increase in its revolving credit facility from $40 million up to $85 million. The net proceeds from the initial public offering were used to repay $80.2 million of outstanding long-term indebtedness and for general corporate purposes.  These subsequent events will be discussed in greater detail in the Company’s Form 10-Q to be filed with the Securities and Exchange Commission.

“Our strategy is to capitalize on the favorable trends in the utility infrastructure markets, increase market share, focus on specialized higher margin services and pursue highly strategic acquisitions,” said David Helwig, Chief Executive Officer.  “Our first quarter results reflect the Company’s progress in pursuit of these business strategies. We are well positioned for long-term growth and our successful IPO has ensured that we are well capitalized.  In the near-term, our prospects remain somewhat dependent on the timing of new contract awards and releases of work.”

Conference Call

InfraSource has scheduled a conference call for June 2, 2004 at 9:00AM EDT to discuss the results for the quarter.  This conference call will be webcast live on the InfraSource web site at www.infrasourceinc.com by clicking on the investors, webcasts & presentations links.  A webcast replay will be available immediately following the call at the same location on the website through July 31, 2004.  For those investors who prefer to participate in the conference call by phone, please dial (913)981-5507. An audio replay of the conference call will be available shortly after the call through June 9, 2004 by calling (719)457-0820 and using passcode 220487. For more information, please contact Laura Martin at Taylor-Rafferty at (212) 889-4350.

About InfraSource

InfraSource Services, Inc. is one of the largest specialty contractors servicing utility transmission and distribution infrastructure in the United States.  InfraSource designs, builds, and maintains transmission and distribution networks for utilities, power producers, and industrial customers.  Further information can be found at www.infrasourceinc.com.

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Safe Harbor Statement

Certain statements contained in this press release are forward-looking statements. These forward-looking statements are based upon our current expectations about future events. When used in this press release, the words “believe,” “anticipate,” “intend,” “estimate,” “expect,” “will,” “should,” “may,” and similar expressions, or the negative of such words and expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. However, these statements are subject to a number of risks and uncertainties affecting our business. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect as a result of these risks and uncertainties and other factors, which include, but are not limited to: (1) technological, structural and cyclical changes that could reduce the demand for the services we provide; (2) loss of key customers; (3) the uncertainty of the outcome of federal energy legislation; (4) the nature of our contracts, particularly our fixed-price contracts; (5) work hindrance due to inclement weather events; (6) the award of new contracts and the timing of the performance of those contracts; (7) project delays or cancellations; (8) the failure to meet schedule or performance requirements of our contracts; (9) the presence of competitors with greater financial resources and the impact of competitive products, services and pricing; and (10) other factors detailed from time to time in our other reports and filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in our Registration Statement on Form S-1 relating to our initial public offering. We do not intend to update forward-looking statements even though our situation may change in the future.

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INFRASOURCE SERVICES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	For the Period
	January 1 to
	March 21, 2003
	(Predecessor entity - InfraSource Incorporated and Subsidiaries)	Three Months Ended March 31, 2004
Revenues	$110,602	$148,621
Cost of revenues	97,183	123,344
Gross profit	13,419	25,277

Selling, general and administrative expenses	12,191	15,405
Merger related costs	115	—
Amortization of intangible assets	—	4,547
Income from operations	1,113	5,325
Interest income	475	54
Interest expense and amortization of debt discount	(2)	(3,371)
Other income (expense)	64	(193)
Income before income taxes and discontinued operations	1,650	1,815
Income taxes	646	744
Income from continuing operations	1,004	1,071
Discontinued operations (net of tax of $472 and $1, respectively)	(701)	1
Net income	$303	$1,072

Basic earnings (loss) per share:
Continuing operations	$0.02	$0.04
Discontinued operations	(0.01)	0.00
Net income	$0.01	$0.04

Weighted average basic common shares outstanding	47,905	28,057

Diluted earnings (loss) per share:

Continuing operations	$0.02	$0.04
Discontinued operations	(0.01)	0.00
Net income	$0.01	$0.04

Weighted average diluted common shares outstanding	47,905	29,142

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share amounts)

	December 31,	March 31,
	2003	2004
ASSETS
Current assets:
Cash and cash equivalents	$12,080	$16,110
Contract receivables (less allowance for doubtful accounts of $4,057 and $4,057, respectively)	85,522	79,904
Costs and estimated earnings in excess of billings	34,003	58,217
Inventories	8,473	9,356
Deferred income taxes	685	2,236
Other current assets	15,729	17,042
Current assets - discontinued operations	4,262	4,101
Total current assets	160,754	186,966
Property and equipment (less accumulated depreciation of $5,299 and $10,618, respectively)	123,784	125,140
Goodwill	68,877	128,426
Intangible assets (less accumulated amortization of $2,600 and $7,146, respectively)	5,400	12,353
Deferred charges and other assets, net	7,309	12,765
Deferred income taxes	1,058	—
Noncurrent assets - discontinued operations	395	332
Total assets	$367,577	$465,982
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital leases	$1,500	$1,438
Revolving credit borrowings	—	5,000
Accounts payable	13,244	26,808
Other current and accrued liabilities	49,919	38,058
Accrued insurance reserves	19,773	20,368
Billings in excess of costs and estimated earnings	8,019	6,330
Deferred revenues	3,393	3,623
Current liabilities - discontinued operations	—	134
Total current liabilities	95,848	101,759
Long-term debt and capital lease obligations	162,963	163,217
Deferred revenues	12,750	16,571
Deferred income taxes	—	5,549
Other long-term liabilities	3,167	6,364
Total liabilities	274,728	293,460
Commitments and contingencies
Shareholders’ equity:
Preferred stock (authorized - 12,000,000 shares; 0 shares issued and outstanding)	—	—
Common stock (authorized - 120,000,000 shares; issued and outstanding - 19,914,840 and 30,177,610, respectively)	20	30
Additional paid-in capital	91,480	169,663
Retained earnings	1,335	2,407
Accumulated other comprehensive income	14	422
Total shareholders’ equity	92,849	172,522
Total liabilities and shareholders’ equity	$367,577	$465,982

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measure

(Unaudited)

(In thousands)

Presented below is the reconciliation between GAAP net income and EBITDA from continuing operations discussed in this press release.  EBITDA from continuing operations, which represents net income (loss) before discontinued operations, net of tax, interest expense, interest income, income tax expense, depreciation and amortization, is based on our unaudited consolidated financial statements for the periods shown.  We present this non-GAAP financial measure primarily as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structures, tax positions, the age and book depreciation of fixed assets and the impact of purchase accounting and SFAS No. 142.  Because EBITDA from continuing operations facilitates internal comparisons of our historical financial position and operating performance on a more consistent basis, we also use this measure for business planning purposes, in measuring our performance relative to that of our competitors and in evaluating acquisition opportunities.  In addition, we believe that EBITDA from continuing operations is widely used by financial analysts as a measure of financial performance of other companies in our industry. This non-GAAP financial measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.  This non-GAAP financial measure should not be considered as a measure of discretionary cash available to us to invest in the growth of our business.

	For the Period January 1 to March 21, 2003 (Predecessor entity - InfraSource Incorporated and Subsidiaries)	Three Months Ended March 31, 2004
Net income (GAAP)	$303	$1,072

Discontinued operations	701	(1)

Income tax expense	646	744

Interest expense	2	3,371

Interest income	(475)	(54)

Depreciation	6,574	5,579

Amortization of intangible assets	—	4,547

EBITDA from continuing operations (a non-GAAP financial measure)	$7,751	$15,258